Exhibit 99.3

Timber Pharmaceuticals Announces Closing of $8.0 Million Public Offering

Basking Ridge, NJ, August 8, 2022 (GLOBE NEWSWIRE) -- via NewMediaWire -- Timber Pharmaceuticals, Inc. (“Timber” or the “Company”) (NYSE American: TMBR), a biopharmaceutical company focused on the development and commercialization of treatments for rare and orphan dermatologic diseases, today announced the closing of its previously announced public offering of 66,666,667 shares of its common stock (or pre-funded warrants in lieu thereof) and warrants to purchase up to 66,666,667 shares of its common stock at an offering price to the public of $0.12 per share (or pre-funded warrant) and associated warrant. The warrants have an exercise price of $0.12 per share, are exercisable immediately upon issuance, and will expire five years following the date of issuance.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

The gross proceeds to the Company from the offering were approximately $8.0 million, before deducting the placement agent’s fees and other offering expenses payable by Timber.  The Company intends to use the net proceeds from this offering for research and development, including clinical trials, working capital and general corporate purposes.

The securities described above were offered pursuant to a registration statement on Form S-1 (File No. 333-2265974) previously filed with the Securities and Exchange Commission (SEC) and became effective on August 4, 2022. The offering was made only by means of a prospectus, which is part of the effective registration statement. Electronic copies of the final prospectus may be obtained for free on the SEC’s website located at http://www.sec.gov and may also be obtained by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Timber Pharmaceuticals, Inc.

Timber Pharmaceuticals, Inc. is a biopharmaceutical company focused on the development and commercialization of treatments for rare and orphan dermatologic diseases. The Company's investigational therapies have proven mechanisms-of-action backed by decades of clinical experience and well-established CMC (chemistry, manufacturing and control) and safety profiles. The Company is initially focused on developing non-systemic treatments for rare dermatologic diseases including congenital ichthyosis (CI) and other sclerotic skin diseases. For more information, visit www.timberpharma.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements pertaining to Timber’s expectations regarding future financial and/or operating results, the consummation of the public offering of Timber’s securities described above and the use of net proceeds therefrom, potential for our products and future revenues or growth in this press release constitute forward-looking statements.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, "expect," "anticipate," "intend," "plan," "believe," "estimate," "potential, "predict," "project," "should," "would" and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors, such as market and other conditions, which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2021 as well as other documents filed by the Company from time to time thereafter with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

For more information, contact:

Timber Pharmaceuticals, Inc.
John Koconis
Chairman and Chief Executive Officer
jkoconis@timberpharma.com

Investor Relations:
Stephanie Prince
PCG Advisory
(646) 863-6341
sprince@pcgadvisory.com

Media Relations:
Adam Daley
Berry & Company Public Relations
(212) 253-8881

adaley@berrypr.com